Exhibit 10.19

ASTRONICS CORPORATION 2017 LONG TERM INCENTIVE PLAN
PERFORMANCE-BASED RESTRICTED STOCK UNIT AWARD AGREEMENT
THIS PERFORMANCE-BASED RESTRICTED STOCK UNIT AWARD AGREEMENT (the “Agreement”), dated as of _____________, 20__ (the “Grant Date”), is between Astronics Corporation, a New York corporation with a corporate office at 130 Commerce Way, East Aurora, New York 14052 (“Astronics” and, together with its Subsidiaries, the “Company”), and _________________, an employee of the Company (the “Employee”).
WHEREAS, the Company wishes to provide the Employee with an incentive to continue in the service of the Company and to acquire a meaningful, significant and growing proprietary interest in Astronics by providing him or her with the opportunity to own Company Stock;
NOW, THEREFORE, in consideration of the promises and mutual agreements set forth in this Agreement, the Employee and the Company hereby agree as follows:
1.Grant of RSUs.
The Company hereby grants to the Employee an Award of Restricted Stock Units (“RSUs”). This Award represents the right to receive one share of Common Stock of Astronics (“Share”) for each RSU awarded under this Agreement, subject to the fulfillment of the vesting and performance requirements and other terms and conditions set forth in this Agreement, the attached Appendix A, and the Astronics Corporation Amended and Restated 2017 Long Term Incentive Plan (“Plan”), which is incorporated into and made a part of this Agreement by reference.
Unless otherwise defined in this Agreement, the terms used in this Agreement have the meanings given them in the Plan.
2.Earned Shares; Termination of Employment.
(a)Earned Shares. The number of RSUs granted under this Agreement (the “Target Number of RSUs”) represents a number of Shares that may be earned, based upon satisfaction of the performance criteria as set forth in Appendix A (“Performance Criteria”) at Target Level Performance as set forth in Appendix A (“Target Level Performance”). The actual number of RSUs earned may be greater or less than the Target Number of RSUs, and will be determined based on the Company’s actual performance level achieved in accordance with Appendix A. Each earned RSU represents the right to receive one share of Common Stock of Astronics on the applicable settlement date. Unless and until the RSUs have been earned, the Employee will have no right to payment of any such RSUs.

(b)Effect of Termination of Employment.
(i)In General. Except as otherwise set forth in this Agreement, if the Employee’s employment with the Company terminates for any reason before the end of the Performance Period, the Employee will forfeit all RSUs subject to this Agreement.

(ii)Retirement. If the Employee voluntarily terminates employment with the Company on or after the date the Employee attains age 65, the Employee will vest in the RSUs subject to this Agreement. Any vested RSUs will remain outstanding and continue to be eligible to be earned under Section 2(a) based upon achievement of the Performance Criteria for the Performance Period as set forth in Appendix A.
(iii)Death or Disability. If the Employee’s employment with the Company terminates on account of the Employee’s death or Disability, the Employee will vest in the Target Number of RSUs, regardless of the actual level of performance achieved for the Performance Period.
(iv)Voluntary Termination; Termination Without Cause. If the Employee voluntarily terminates employment with the Company other than on account of Retirement under Section 2(b)(ii), or the Employee is terminated by the Company without Cause, the Employee will forfeit any RSUs under this Agreement.
(v)Cause. If the Employee is terminated by the Company for Cause, all of the Employee’s unpaid RSUs, whether vested or unvested or earned or unearned, will be forfeited and the Employee will have no further rights to payment or settlement of the RSUs under this Agreement.
3.Settlement.
Subject to Section 2, as soon as practicable, but no later than 90 days, following the end of the Performance Period, the Company will issue to the Employee (or to his or her beneficiary or estate, as the case may be) on the applicable settlement date, one whole Share for each earned RSU not previously forfeited or terminated. Notwithstanding the previous sentence, if the Employee’s employment with the Company terminates on account of death or Disability under Section 2(b)(iii) before the end of the Performance Period, the Company will issue to the Employee (or to his or her beneficiary or estate, as the case may be), one whole Share for each of the Targeted Number of RSUs as soon as practicable, but no later than 60 days, after the date the Employee’s employment terminates. Issuance of the Shares will be subject to Sections 4 and 7 below.
4.Tax Withholding.
As a condition of this Award, the Employee agrees to pay or make arrangements for the payment to the Company of the amount of any and all federal, state and local income and employment taxes that the Company determines it is required by law to withhold with respect to the RSUs. Payment will be due on the date the Company is required to withhold such taxes. Unless the Committee determines otherwise in its sole discretion, notwithstanding Section 7(b) the Company will satisfy the withholding requirement in accordance with Section 17 of the Plan by withholding from delivery to the Employee Shares having a value equal to the amount of tax required to be withheld.
5.Dividend Equivalents.
No dividend equivalents will be issued to the Employee with respect to the RSUs granted under this Award.
6.Rights as Shareholder.

Neither the Employee nor any transferee has any rights as a shareholder with respect to any Shares covered by or relating to this Award until the date the Employee or transferee becomes the holder of record of the Shares.
7.Additional Conditions to Issuance of Stock.
(a)Compliance with Laws and Regulations. The Company is not obligated to issue or deliver any certificates evidencing Shares under this Award unless and until the Company is advised by its counsel that the issuance and delivery of the certificates is in compliance with all applicable laws, regulations of governmental authority and the requirements of the securities exchange or automated quotation system on which Shares are listed.
(b)Restrictions on Transferability.
The Employee acknowledges and agrees that the Shares issued on settlement of any earned RSUs are subject to a holding period requirement whereby the Employee (or the Employee’s beneficiary or estate, as the case may be) may not sell or otherwise dispose of the Shares until six months following the date of issuance of the Shares in settlement of the RSUs. The stock certificates evidencing the Shares issued in settlement of the RSUs may include one or more legends that set forth such restrictions on transferability as may apply to the Shares under this Agreement and the Plan. Alternatively, such restrictions may be enforced through such other methods as may be determined by the Company in its sole discretion, including by restrictions on electronic transfers from accounts.
8.Electronic Delivery.
The Company may, in its sole discretion, decide to deliver any documents related to RSUs awarded under the Plan or any future awards under the Plan by electronic means or request the Employee’s consent to participate in the Plan by electronic means. The Employee hereby consents to receive such documents by electronic delivery and agrees to participate in the Plan through any on-line or electronic system established and maintained by the Company or another third party designated by the Company.
9.Agreement Severable.
If any provision in this Agreement is held to be invalid or unenforceable, such provision will be severable from, and such invalidity or unenforceability will not be construed to have any effect on, the remaining provisions of this Agreement.
10.Governing Law.
Except to the extent preempted by an applicable federal law, the Plan and this Agreement will be construed and administered in accordance with the laws of the State of New York, without reference to the principles of conflicts of laws thereunder.
11.Non-Transferability of RSU.
This Award may not be transferred in any manner other than by will or by the laws of descent or distribution. Any purported transfer in violation of the preceding sentence will be void and of no effect.
12.Binding Effect.

This Agreement is binding upon, and inures to the benefit of, the respective successors, assigns, heirs, executors, administrators and guardians of the parties covered by the Agreement.
13.Tax Consequences.
The Employee acknowledges that this Award will have tax consequences to the Employee and that any and all such tax consequences are the sole responsibility of the Employee. The Employee should consult a tax adviser before accepting this Award or disposing of any Shares.
14.Risks.
The Employee is advised that the value of the RSUs and the Shares acquired under the RSUs will fluctuate as the trading price of the Shares fluctuates. The Employee exclusively accepts all risks associated with a decline in the market price of the Shares and all other risks associated with the holding of Shares. No amount will be paid to, or in respect of, the Employee to compensate for a downward fluctuation in the price of the Shares, nor will any other form of benefit be conferred upon, or in respect of, the Employee for such purpose.
15.Effect of Agreement.
The Employee acknowledges that a copy of the Plan has been made available to him or her and represents that he or she is familiar with its terms and provisions (and has had an opportunity to obtain advice regarding this Award), and accepts this Award and agrees to be bound by its contractual terms as set forth in this Agreement and in the Plan. The Employee agrees to accept as binding, conclusive and final all decisions and interpretations of the Committee regarding any questions relating to this Award. The Employee understands that the Plan is discretionary in nature and may be amended, suspended or terminated by the Company at any time in accordance with its terms. In the event of a conflict between the terms and provisions of the Plan and the terms and provisions of this Agreement, the terms and provisions of the Plan will prevail. Modifications to this Agreement may be made only in a written agreement executed by a duly authorized officer of the Company. The Employee agrees at all times to abide by, and acknowledges that this Award is subject to, all applicable policies of the Company, including the Company’s insider trading policies and any recoupment or clawback policy, as may exist from time to time.
16.No Right to Employment.
Nothing in this Agreement or the Plan confers upon the Employee any right to continued employment with the Company for any period of time, nor does it interfere in any way with the Employee’s right or the Company’s right to terminate the employment relationship at any time, for any reason, with or without cause.
17.Section 409A.
All RSUs granted under this Agreement are intended to comply with or to be exempt from Section 409A of the Internal Revenue Code of 1986 (the “Code”) and will be construed accordingly. However, the Company will not be liable to the Employee or any beneficiary with respect to any adverse tax consequences arising under Section 409A or other provision of the Code. All terms of this Agreement that are undefined or ambiguous must be interpreted in a manner that is consistent with Code Section 409A if necessary to comply with Code Section 409A.

18.Notices.
Any notice required to be delivered to the Company under this Agreement shall be in writing and addressed to General Counsel of the Company at the Company's principal corporate offices. Any notice required to be delivered to the Employee under this Agreement shall be in writing and addressed to the Employee at the Employee's address as shown in the records of the Company. Either party may designate another address in writing (or by such other method approved by the Company) from time to time.
19.Counterparts.
This Agreement may be executed in counterparts, each of which shall be deemed an original but all of which together will constitute one and the same instrument. Counterpart signature pages to this Agreement transmitted by facsimile transmission, by electronic mail in portable document format (.pdf), or by any other electronic means intended to preserve the original graphic and pictorial appearance of a document, will have the same effect as physical delivery of the paper document bearing an original signature.

20.Data Privacy.
It is a condition of participation in the Plan and acceptance of this Award that the Employee acknowledges and explicitly consents to the collection, use, processing and transfer of personal data as described in this paragraph. The Company holds certain personal information about the Employee, including, but not limited to, the Employee’s name, home address and telephone number, date of birth, social security number or other employee tax identification number, salary, nationality, job title, and any awards granted, cancelled, purchased, vested, unvested or outstanding in the Employee’s favor, for the purpose of managing and administering the Employee’s Award under the Plan and this Agreement (“Personal Data”). The Employee understands that the Company will transfer Personal Data to any third parties assisting the Company in the implementation, administration and management of the Employee’s RSUs. These recipients may be located in the United State or elsewhere. The Employee authorizes them to receive, possess, use, retain and transfer the Personal Data, in electronic or other form, for the purposes of implementing, administering and managing the Employee’s RSUs. The Employee may, at any time, review Personal Data, require any necessary amendments to it or withdraw the consent herein in writing by contacting the Company; however, withdrawing the consent may affect the Employee’s ability to participate in the Plan and receive Shares upon vesting in the RSUs.

ASTRONICS CORPORATION
By:
    (Signature)
Name: _______________________
Title: _______________________

EMPLOYEE:
By:
    _______________________
    (Signature)
Name: _______________________

APPENDIX A
RSU GRANT: PERFORMANCE GOALS AND PAYOUT PERCENTAGE

Target Number of RSUs:	______
Earned RSUs:	The actual number of RSUs earned and payable will be based on achievement of the following Performance Criteria for the Performance Period, and may range from [75% of target] to [115% of target] RSUs, as follows:

If the Company’s mathematical average annual Adjusted EBITDA for the Performance Period is greater than 15% of the Company’s mathematical average annual revenue for the Performance Period, then 115% of the Target Number of RSUs will be earned.
If the Company’s mathematical average annual Adjusted EBITDA for the Performance Period is less than 15%, but at least equal to 10%, of the Company’s mathematical average annual revenue for the Performance Period, then 100% of the Target Number of RSUs will be earned.
If the Company’s mathematical average annual Adjusted EBITDA for the Performance Period is less than 10% of the Company’s mathematical average annual revenue for the Performance Period, then 75% of the Target Number of RSUs will be earned.

Performance Period:	[THREE YEAR PERIOD]
Vesting Date:	[THREE YEARS FROM GRANT DATE]
For purposes of this Appendix A, “Adjusted EBITDA” means the Company’s earnings before interest, taxes, depreciation, and amortization, adjusted by the Committee in its sole discretion for any extraordinary, unusual or nonrecurring events, including but not limited to, insurance proceeds, legal settlements, impairments, or unique investments in R&D projects.

If an adjustment to the Company’s EBITDA is made by the Committee, then, for purposes of determining whether the Performance Criteria has been satisfied, the Committee will give due consideration to whether a corresponding adjustment should be made to the Company’s revenue.

Example:
Year 1 Adjusted EBITDA is 8%.
Year 2 Adjusted EBITDA is 15%.
Year 3 Adjusted EBITDA is 15%.
Mathematical average annual Adjusted EBITDA for the Performance Period is 38 ÷ 3 =12.66%.
Therefore, 100% of Target Number of RSUs is earned.

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